UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2019

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC
Warrants, each to purchase one shares of Common Stock	NDRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Offerings of Stock and Warrants

On December 11, 2019, ENDRA Life Sciences Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K (the “Original Filing”) reporting the Company’s entry into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 5, 2019, with accredited investors (the “Investors”) pursuant to which the Company conducted a private placement offering of 6,338.490 shares of its Series A Convertible Preferred Stock (“Preferred Stock”), approximately 0.9 million shares of its common stock (“Common Stock”) and warrants exercisable for an aggregate 8.2 million shares of Common Stock. This amendment to the Original Filing (this “Amendment”) is being filed to clarify, in regards to the disclosure in Item 1.01 of the Original Filing under the heading “Securities Purchase Agreement and Offering of Stock and Warrants,” that the closing on December 11, 2019 consisted of (i) the issuance of 5,809.090 shares of Preferred Stock, approximately 0.8 million shares of Common Stock and warrants exercisable for an aggregate of approximately 7.5 million shares of Common Stock to Investors party to the Securities Purchase Agreement as of December 5, 2019 and (ii) the issuance of 529.400 shares of Preferred Stock, approximately 0.1 million shares of Common Stock and warrants exercisable for an aggregate of approximately 0.7 million shares of Common Stock to Investors who joined as parties to the Securities Purchase Agreement as of December 10, 2019.

Compliance with Nasdaq Equity Rule

Additionally, this Amendment is being filed to supplement the disclosure contained in Item 1.01 of the Original Filing to report that, as a result of the completion of the private placements described above, as of the date of the Original Filing, the Company believes it has regained compliance with Listing Rule 5550(b)(1) of The Nasdaq Stock Market LLC (“Nasdaq”), which requires the Company to maintain a minimum $2,500,000 of stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Equity Rule”). The Company previously reported in its Current Report on Form 8-K filed with the Commission on August 16, 2019 that it had received a notification from the Listing Qualifications Staff of Nasdaq notifying the Company that, based on its Form 10-Q for the period ended June 30, 2019, the Company no longer maintained the minimum stockholders’ equity required for continued listing on The Nasdaq Capital Market under the Equity Rule. The Company understands that Nasdaq will continue to monitor the Company’s ongoing compliance with the Equity Rule and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
December 13, 2019
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer